Exhibit 3.3


            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA

         JAN 11 1999

No. C6242-94
    ----------------------------
       /S/ DEAN HELLER
DEAN HELLER,  SECRETARY OF STATE


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                RIGL CORPORATION

     We the undersigned Kevin L. Jones, President and Peter DeKrey, Secretary of RIGL Corporation do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 11th day of December, 1998, adopted a resolution to restate the
               ----
Articles of Incorporation,: this certificate correctly sets forth the text of the Articles of Incorporation as amended to the date of the certificate, to read as follows:

          1.   Name.  The  name  of  the  corporation  is  RIGL Corporation (the
               ----
"Corporation").

          2.   Resident  Agent.  The  name  and  address of the initial resident
               ---------------
agent of the corporation is William L. Dempsey, 5405 W, Flamingo Rd., Las Vegas, Nevada 89103.

          3.   Authorized Capital. The Corporation shall have authority to issue
               ------------------
50,000,000 shares of Common Stock, par value $.001 per share and 15,000,000 shares of Preferred Stock, par value $.001 per share.

          4.   Preferred Stock.

               4.1.  Series.  The  board  of directors is authorized, subject to
                     ------
limitations prescribed by law and these Articles of Incorporation, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               4.2. Rights and Limitations. The authority of the board of directors with respect to each series of preferred stock shall include, without limitation, determination of the following:

                    (a) The number of shares constituting that series and the distinctive designation of that series;

                    (b) The dividend rate on the shares of that series,, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                    (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion including provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

                    (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

                    (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    (h) Any other relative rights, preferences and limitations of that series.

               4.3.  Dividends.  Dividends  on  outstanding  shares of preferred
                     ---------
stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

               4.4.  Liquidation.  If  upon  any  voluntary  or  involuntary
                     -----------
liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          5.   Designation  of  Series  A  Convertible  Preferred  Stock.   In
               ---------------------------------------------------------
accordance with the foregoing Article FOURTH, the corporation shall have the authority to issue a class of Preferred Stock which shall have the following preferences, voting powers, qualifications, special or relative rights and privileges:

               5.1. Designation and Amount.  The class of Preferred Stock of the
                    ----------------------
Corporation authorized as part of the Preferred Stock by this paragraph 5.1 of Article FIFTH shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares constituting such class shall be 3,000,000.

               5.2. Dividends.  No dividends shall be declared and set aside for
                    ---------
any  shares  of  the  Series  A  Preferred  Stock.

               5.3. Liquidation,  Dissolution  or  Winding  Up.
                    ------------------------------------------

                    5.3.1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to S1.50 per share of Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock (the "Preferred Stock") ranking on liquidation, on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                    5.3.2. After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock upon the dissolution, liquidation, or winding up of the Company, all of the remaining assets and funds of the Company available for distribution to its stockholders shall be distributed ratably among the holders of the Series A Preferred Stock, such other series of Preferred Stock as are considered as similarly participating, and the Common Stock, with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series A Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

               5.4. Voting.
                    ------

                    5.4.1. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5.6 hereof), at each meeting of Stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law, by the provisions of Subsection 5.4.2 below, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred stock shall vote together with the holders of Common Stock as a single class.

                    5.4.2. The Company shall not amend, alter or repeal preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred stock which is on a parity


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
with or has preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series A Preferred Stock.

               5.5  Option  Conversion.  The  holders  of the Series A Preferred
                    ------------------
Stock  shall  have  conversion  rights  as  follows  (the  "Conversion Rights"):

                    5.5.1.  Right  To Convert.  Each share of Series A Preferred
                            -----------------
Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $1.00. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below, In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

                    5.5.2.  Fractional  Shares.  No  fractional shares of Common
                            ------------------
Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                    5.5.3. Mechanics  of  Conversion.
                           -------------------------

                         5.5.3.1.  In  order  to  convert  shares  of  Series  A
Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date or receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"), The Company shall as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled together with cash in lieu of any fraction of a share.

                         5.5.3.2.  The  Company  shall at all times during which
the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which could cause


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
an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion for the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                         5.5.3.3.  All shares of Series A Preferred Stock, which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Preferred Stock accordingly.

                         5.5.3.4.  If  the  conversion  is in connection with an
underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series A Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of securities.

                    5.5.4. Adjustment  to Conversion Price for Diluting Issues.
                           ---------------------------------------------------

                         5.5.4.1. Special  Definitions.  For  purposes  of  this
                                  --------------------
Subsection  5.5.4,  the  following  definitions  shall  apply:

                              5.5.4.1.1. "Option"  shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights or options granted to employees, directors or consultants of the Company pursuant to an option plan adopted by the Board of Directors to acquire up to that number of shares of Common Stock as is equal to 15% of the Common Stock outstanding (provided that, for purposes of this Subsection 5.5.4.1.1, all shares of Common Stock issuable upon (1) exercise of options granted or available for grant under plans approved by the Board of Directors, (2) conversion of shares of Preferred Stock, or (3) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible
Security, shall be deemed to be outstanding), minus the total number of Key Employee Shares (as defined below).

                              5.5.4.1.2. "Original  Issue  Date"  shall mean the
date  on  which  the  first  share  of Series A Preferred Stock is first issued.

                              5.5.4.1.3. "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                              5.5.4.1.4. "Additional  Shares  of  Common  Stock"
shall  mean  all  shares  of  Common  Stock  issued  (or, pursuant to subsection
5.5.4.3. below, deemed to be issued) by the Company after the Original Issue Date, other than Key Employee Shares (as defined below) and other than shares of Common Stock issued or issuable;

                                   5.5.4.1.4.1. as a dividend or distribution on
Series  A  Preferred  Stock;

                                   5.5.4.1.4.2  by  reason  of a dividend, stock
split,  Additional  Shares  of Common Stock by the foregoing clause 5.5.4.1.4.1;

                                   5.5.4.1.4.3.  upon  the  exercise  of options
excluded  from  the  definition  of  "Option"  in  Subsection  5.5.4.1.1;  or

                                   5.5.4.1.4.4.  upon  conversion  of  shares of
Series  A  preferred  Stock.

                              5.5.4.1.5. "Key Employee Shares" shall mean shares
of Common Stock issued to directors or key employees of or consultants to the Company pursuant to a restricted stock plan or agreement approved by the Board of Directors, up to that number of shares of Common Stock as is equal to fifteen (15%) percent of the Common Stock outstanding (provided that, for purposes of this Subsection 5.5.4.1.5. all shares of Common Stock issuable upon (1) exercise of options granted or available for grant under plans approved by the Board of Directors, (2) conversion of shares of Preferred Stock, or (3) upon conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding), minus the total number of shares subject to or issued pursuant to options excluded from the definition of "Option" in paragraph (A) above (subject to appropriate adjustment for any stock dividend, stock split, combination or similar recapitalization affecting such shares).

                              5.5.4.1.6. "Rights  to  Acquire  Common stock" (or
"Rights") shall mean all rights issued by the Company to acquire common stock whatever by exercise of warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

                         5.5.4.2.  No  Adjustment  of  Conversion  Price.  No
                                   -------------------------------------
adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the applicable conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5.5.3.5) below for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such additional shares, or (b) if prior to such issuance, the Company receives written notice from the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                         5.5.4.3. Issue of Securities Deemed Issue of Additional
                                  ----------------------------------------------
Shares  of  Common Stock.  If the Company at any time or from time to time after
------------------------
the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5.5.4.5 hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              5.5.4.3.1. No further adjustment in the Conversion
Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

                              5.5.4.3.2.  Upon  the expiration or termination of
any unexercised Option or Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                              5.5.4.3.3.  In  the  event  of  any  change in the
number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

                         5.5.4.4.  Adjustment  of Conversion Price upon Issuance
                                   ---------------------------------------------
of  Additional  Shares  of Common Stock.  If the Company shall at any time after
---------------------------------------
the Original Issue Date issue Additional Shares of Common Stock (other than in the acquisition of the assets of capital stock of another corporation but including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5.5.4.3, but excluding shares issued as a dividend or distribution as provided in Subsection 5.5.6 or upon a stock split or combination as provided in Subsection 5.5.5), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price;

and (b) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued. Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                         5.5.4.5  Determination  of Consideration.  For purposes
                                  -------------------------------
of this Subsection 5.5.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              5.5.4.5.1.  Cash  and property: Such consideration
shall:

                                   5.5.4.5.1.1.  insofar as it consists of cash,
be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                                   5.5.4.5.1.2.  insofar  as  it  consists  of
property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                   5.5.4.5.1.3.  in  the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                              5.5.4.5.2.  Options,  Rights  and  Convertible
                                          ----------------------------------
Securities.  The  consideration per share received by the Company for Additional
----------
Shares of Common Stock deemed to have been issued pursuant to Subsection 5.5.4,3 relating to Options, Rights and Convertible Securities, shall be determined by dividing

     - the total amount, if any, received or receivable by the company as consideration for the issue of such options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

     - the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities.

                    5.5.5. Adjustment for Stock Splits and Combinations.  If the
                           --------------------------------------------
Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on that date the subdivision or combination becomes effective.

                    5.5.6.  Adjustment  for Certain Dividends and Distributions.
                            ---------------------------------------------------
In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction:

     - the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

     - the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance this the number of shares of Common Stock issuable in payment of such dividend or distribution.

                    5.5.7. Adjustments_for_0ther Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Preferred Stock.

                    5.5.8.  Adjustment  for  Reclassification,  Exchange,  or
                            -------------------------------------------------
Substitution.  If  the Common Stock issuable upon the conversion of the Series A
------------
Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets for below), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred

Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                    5.5.9.  Adjustment  for  Merger  or Reorganization, etc.  In
                            -----------------------------------------------
case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation.

                         5.5.9.1.  if  the  surviving  entity  shall  consent in
writing to the following provisions,-then each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or party to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application for the provisions in this Section
5.5 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock; or

                         5.5.9.2.  if the surviving entity shall not so consent,
then each holder of Series A Preferred stock may, after receipt of notice specified in Subsection 5.5.9.1, elect to convert such Stock into Common Shares as provided in this Section 5.5 or to accept the distributions to which such holder shall be entitled under Section 5.3.

                    5.5.10.  No  Impairment.  The Company will not, by amendment
                             --------------
of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5,5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment,

                    5.5.11.  Certificate as to Adjustments.  Upon the occurrence
                             -----------------------------
of  each  adjustment  or  readjustment  of the Conversion Price pursuant to this
Section 5.5., the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustment, (2) the Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series A Preferred Stock Certificates, If the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                    5.5.12.  Notice  of  Record  Date.  In  the  event:

                         5.5.12.1.  that the Company declares a dividend (or any
other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                         5.5.12.2.  that  the Company subdivides or combines its
outstanding  shares  of  Common  Stock;

                         5.5.12.3.  of  any reclassification of the Common Stock
of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

                         5.5.12.4.  of the involuntary or voluntary dissolution,
liquidation or winding up of the Company then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten days prior to the record date specific in (A) below or twenty days before the date specified in (B) below, a notice stating

                         5.5.12.5.  the  record  date  of  such  dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution subdivision or combination are to be determined, or

                         5.5.12.6.  the  date  on  which  such reclassification,
consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

               5.6  Mandatory  Conversion.
                    ---------------------

                    5.6.1. The Company shall convert all shares of Series A Preferred Stock then outstanding into shares of Common Stock, at the then effective conversion rate pursuant to Section 5.5, on (1,) the closing of the sale of shares of Common Stock in a fully underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company, underwritten by a underwriter of national reputation, resulting in at least 55,000,000 of gross proceeds to the Company, or (2), the conversion into Common Stock of a majority of the outstanding shares of Series A Preferred Stock.

                    5.6.2. All holders of record of shares of Series A Preferred Stock then outstanding will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory or special conversion of all such shares of Series A Preferred, Stock pursuant to this Section 5.6. Such notice will be sent by first-class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Company, if it serves as its own transfer agent).

               5.7. Redemption  of  the  Series  A  Preferred  Stock.
                    ------------------------------------------------

                    5.7.1. If, on August 31, 2006, any shares of Series A Preferred Stock shall be then outstanding, the Company shall have the right to redeem (unless otherwise prevented by law) all (but not less than all) such outstanding shares at an amount per share equal to $1.00 (the "Mandatory Redemption Price").

                    5.7.2. Sixty days prior notice by the Company of the exercise of the redemption option pursuant to Section 5.7J shall be sent by first-class certified mail, postage prepaid and return receipt requested, by the Company to the holders of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company.

                    5.7.3. On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the redemption notice and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of such notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section
5.7.2 above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Company pursuant to this Section 5.7.3 for the redemption of shares thereafter converted into shares of the Company's Common Stock pursuant to Section 5.7.5 hereof prior to the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any moneys deposited by the Company pursuant to this Section 5.7.3 remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

                    5.7.4. If upon the Mandatory Redemption Date the assets of the Company available for redemption arc insufficient to pay the holders of outstanding shares of Series A

Preferred Stock the full amounts to which they are entitled, such holders of shares of Series A Preferred Stock shall share ratably according to the respective amounts which would be payable in respect of such shares to be redeemed by the holders thereof, if all amounts payable on or with respect to such shares were paid in full.

                    5.7.5. Optional  Redemption.
                           --------------------

                         5.7.5.1.  Upon  the occurrence of any Option Redemption
Event the Company will, by notice given to each holder of Series A Preferred Stock, offer to redeem all (but not fewer than all) shares of Series A Preferred Stock then owned by such holder at the Mandatory Redemption Price, except as otherwise provided in Subsection 5.7.5.3.2 below,

                         5.7.5.2.  Upon  receipt  of  a notice given pursuant to
Section 5.7.5.1, each holder of Series A Preferred Stock shall have the right to accept such offer by tendering such holder's shares to the Company for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. Phoenix, Arizona time on the 15th day following the making of the offer to redeem by notice given as described herein.

                         5.7.5.3.  The  following  shall  be Optional Redemption
Events:

                              5.7.5.3.1.  the failure, for any reason beyond the
reasonable control of the Company, of the Company to have received a total consideration of at least $1,000,000 in respect of the sale of shares of Series A Preferred Stock before June 30, 1997; provided, however, that if, through no fault of the Company, a purchaser who has subscribed for shares of Series A Preferred Stock fails to purchase the number of Series A Preferred Stock it has subscribed for, the Company shall have 90 days from the date of notice to the Company of such failure or refusal to find a qualified replacement purchaser;

                              5.7.5.3.2.  the failure, for any reason beyond the
reasonable control of the Company, to have closed a sale of shares of Common Stock in a fully underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company, underwritten by a underwriter of national reputation, resulting in at least 35,000,000 of gross proceeds to the Company (an "IPO Closing"); provided, however, that the Company shall pay a multiple of the Mandatory Redemption Price as follows:

                                   5.7.5.3.2.1. 125% of the Mandatory Redemption
Price  if  an  IPO  Closing  shall not have occurred prior to February 28, 1997;

                                   5.7.5.3.2.2. 135% of the Mandatory Redemption
Price  if  an  IPO  Closing shall not have occurred prior to August 31,1997; and

                                   5.7.5.3.2.3. 150% of the Mandatory Redemption
Price  if  an  IPO  Closing  shall not have occurred prior to February 28, 1998.

                              5.7.5.3.3.  the occurrence of a Change of Control,
which  shall  be  deemed  to  have  occurred  if:

                                   5.7.5.3.3.1.  any  person or group of related
or affiliated persons shall have become the beneficial owner or owners of 40% or more of the outstanding voting stock of the Company; provided, that beneficial ownership of Series A Preferred Stock shall not be given effect toward counting a person's or group of related or affiliated persons' beneficial ownership;

                                   5.7.5.3.3.2.  there  shall  have  occurred  a
merger or consolidation in which the Company is not the survivor or in which holders of Common Stock of the Company shall have become entitled to receive cash, securities of the Company other than voting Common Stock or securities of any other person;

                                   5.7.5.3.3.3.  at  any  time a majority of the
members of the Board of Directors of the Company shall be persons who were elected at one or more meetings held, or by one or more consents given, by the stockholders of the Company during the preceding twelve months and who were not members of the Board of Directors twelve months prior to that time; or

                                   5.7.5.3.3.4.  if  the  Company shall take any
action referred to in Section 5,3.1 without having obtained the required consent of the holders of Series A Preferred Stock.

                    5.7.6  Cancellation of Redeemed Stock.  Any shares of Series
                           ------------------------------
A Preferred Stock redeemed pursuant to this Section or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company's capital stock.

                    5.7.7. The Company will not, and will not permit any subsidiary of the Company to, purchase or acquire any shares of Series A Preferred Stock otherwise than pursuant to (1) the terms of this Section, or (2) an offer made on the same terms to all holders of Series A Preferred Stock at the time outstanding.

                    5.7.8. Anything contained in this Section 5.7 to the contrary notwithstanding, the holders of shares of Series A Preferred Stock to be redeemed in accordance with this Section shall have the right, exercisable at any time up to the close of business on the applicable redemption date (unless the Company is legally prohibited from redeeming such shares on such date, in which event such right shall be exercisable until the removal of such legal disability), to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 5,6 hereof.

          6. Designation of Series B Convertible Preferred Stock.  In accordance
             ---------------------------------------------------
with the foregoing Article FOURTH, the corporation shall have the authority to issue a class of Preferred Stock which shall have the following preferences, voting powers, qualifications, special or relative rights and privileges:

               6.1. Designation and Amount.  The class of Preferred Stock of the
                    ----------------------
Corporation authorized as part of the Preferred Stock by this paragraph 6.1 of Article SIXTH shall be designated as Series B Convertible Preferred Stock, $.001 par value, (the "Series B Preferred Stock"), and the number of shares constituting such class shall be 2,500,000.

               6.2. Dividends.  No dividends shall be declared and set aside for
                    ---------
any  shares  of  the  Series  B  Preferred  Stock.

               6.3. Liquidation,  Dissolution  or  Winding  Up.
                    ------------------------------------------

                    6.3.1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed, to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock
(collectively  referred  to  as  "Senior  Preferred  Stock").

                    6.3.2. After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock upon the dissolution, liquidation, or winding up of the Company, all of the remaining assets and funds of the Company available for distribution to its stockholders shall be distributed ratably among the holders of the Series B Preferred Stock, such other series of Preferred Stock as are considered as similarly participating, and the Common Stock, with each share of Series B Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series B Preferred Stock is convertible immediately prior to the close of business on the business day Fixed for such distribution.

               6.4. Voting.
                    ------

                    6.4.1. Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 6.5 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Holders of Series B Preferred Stock shall vote separately as a single class; provided, however, that at any time there are less than 400,000 shares of Series B Preferred Stock outstanding, the holders of Series B Preferred Stock shall vote together with the holders of Common Stock, and such holders of any other series of Preferred Stock as vote with such holders of Common Stock, as a single class.

                    6.4.2. The Company shall not amend, alter or repeat preferences, rights, powers or other terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any new series of Preferred Stock which is on a parity with or has preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series B Preferred Stock.

               6.5  Option  Conversion.  The  holders  of the Series B Preferred
                    ------------------
Stock  shall  have  conversion  rights  as  follows  (the  "Series  B Conversion
Rights"):

                    6.5.1.  Right  to  Convert.  Fifty-percent  of the shares of
                            ------------------
Series R Stock of each holder of such stock shall be convertible, at the option of the holder thereof, at any time up to the first anniversary of, and from time to time after, the Primary Trigger Event (as defined below) shall have occurred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Series B Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time up to the first anniversary of, and from time to time after, the Secondary Trigger Event (as defined below) shall have occurred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Series B Conversion Price in effect at the time of conversion. Each share of Series B Preferred Stock outstanding as of November 30, 2003 shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.00 by the Series B Conversion Price in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Series B Conversion Price") shall initially be $1,00. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Company, the Series B Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock. For purposes hereof, the "Primary Trigger Event" shall occur when the Market Price (as defined below) per share of Common Stock reaches $5.00 or higher. The "Secondary Trigger Event" shall occur when either the cumulative after tax earnings of the Corporation reaches 15,000,000 or when the Market
Price per share of Common Stock reaches $7.50 or higher, "Market Price" means, with respect to any securities on a given date, the average of the Closing Prices for 30 consecutive Trading Days ending on the Trading Day immediately preceding the date in question. As used herein, "Closing Price" means the last reported sale price regular way or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such sale or sales, as applicable, are not so reported, the reported last sales price regular way or, if no, such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System (the "NMS") or, if not listed or admitted to trading on any national securities exchange or quoted OB the NMS, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for that purpose. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market. If such securities are not listed or admitted to trading on any national securities exchange, quoted on the NMS or traded in the over-the-counter market, the "Market Price" per share on any date will be deemed to be the fair market value thereof.

                    6.5.2.  Fractional  Shares.  No  fractional shares of Common
                            ------------------
Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price.

                    6.5.3.  Mechanics  of  Conversion.
                            -------------------------

                         6.5.3.1.  In  order  to  convert  shares  of  Series  B
Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent with respect to the Series B Preferred Stock), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or installments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date or receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"). The Company shall as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled together with cash in lieu of any fraction of n share.

                         6.5.3.2.  The  Company  shall at all times during which
the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which could cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion for the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.

                         6.5.3.3.  All shares of Series B Preferred Stock, which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series B Preferred Stock accordingly.

                         6.5.3.4.  If  the  conversion  is in connection with an
underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series E Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the sale of securities.

                    6.5.4.  Adjustment  to Conversion Price for Diluting Issues.
                            ---------------------------------------------------

                         6.5.4.1.  Special  Definitions.  For  purposes  of this
                                   --------------------
Subsection  6.5.4,  the  following  definitions  shall  apply:

                              6.5.4.1.1.  "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights or options granted to employees, directors or consultants of the Company pursuant to an option plan adopted by the Board of Directors to acquire up to that number of shares of Common Stock as is equal to 15% of the Common Stock outstanding (provided that, for purposes of this Subsection 6.5.4.1.1, all shares of Common Stock issuable upon (1) exercise of options granted or available for grant under plans approved by the Board of Directors, (2) conversion of shares of Preferred Stock, or (3) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible
Security, shall be deemed to be outstanding), minus the total number of Key Employee Shares (as defined below).

                              6.5.4.1.2. "Original  Issue  Date"  shall mean the
date  on  which  the  first  share  of Series B Preferred Stock is first issued.

                              6.5.4.1.3. "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                              6.5.4.1.4. "Additional  Shares  of  Common  Stock"
shall mean all shares of Common Stock issued by the Company after the Original Issue Date, other than Key Employee Shares (as defined below) and other than shares of Common Stock issued or issuable;

                                   6.5.4.1.4.1. as a dividend or distribution on
Series  B  Preferred  Stock;

                                   6.5.4.1.4.2. by  reason  of a dividend, stock
split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause 6.5.4.1.4.1;

                                   6.5.4.1.4.3.  upon  the  exercise  of options
excluded  from  the  definition  of  "Option"  in  Subsection  6.5  A  1.1;  or

                                   6.5.4.1.4.4.  upon  conversion  of  shares of
Series  B  Preferred  Stock.

                              6.5.4.1.5. "Key Employee Shares" shall mean shares
of Common Stock issued to directors or key employees of or consultants to the Company pursuant to a restricted stock plan or agreement approved by the Board of Directors, up to that number of shares of Common Stock as is equal to fifteen (15%) percent of the Common Stock outstanding (provided that, for purposes of this Subsection 6.5.4.1.5. all shares of Common Stock issuable upon (1) exercise of options granted or available for grant under plans approved by the Board of Directors, (2) conversion of shares of Preferred Stock, or (3) upon conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding), minus the total number of shares subject to or issued pursuant to options excluded from the definition of "Option" in paragraph (A) above (subject to appropriate adjustment for any stock dividend, stock split, combination or similar recapitalization affecting such shares),

                    6.5.5. Adjustment for Stock Splits and Combinations.  If the
                           --------------------------------------------
Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on that date the subdivision or combination becomes effective.

                    6.5.6.  Adjustment  for Certain Dividends and Distributions.
                            ---------------------------------------------------
In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Series B Conversion Price shall be decreased as of the time of such issuance, by multiplying the Series B Conversion Price by a fraction:

     - the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

     - the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                    6.5.7.  Adjustments  for  Other Dividends and Distributions.
                            ---------------------------------------------------
In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given, application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series B Preferred Stock.

                    6.5.8.  Adjustment  for  Reclassification,  Exchange,  or
                            -------------------------------------------------
Substitution.  If  the Common Stock issuable upon the conversion of the Series B
------------
Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                    6.5.9.  Adjustment  for  Merger, or Reorganization, etc.  In
                            -----------------------------------------------
case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation:

                         6.5.9.1.  if  the  surviving  entity  shall  consent in
writing to the following provisions, then each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application for the provisions in this Section
6.5 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 6.5 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock; or

                         6.5.9.2.  if the surviving entity shall not so consent,
then each holder of Series B Preferred Stock may elect to convert such Series B Preferred Stock into Common Shares as provided in this Section 6.5 or to accept the distributions to which such holder shall be entitled under Section 6.3.

                    6.5.10.  No  Impairment.  The Company will not, by amendment
                             --------------
of its Articles of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of the Series B Preferred Stock against impairment.

                    6.5.11.  Certificate as to Adjustments.  Upon the occurrence
                             -----------------------------
of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 6.5., the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Series B Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series B Preferred
Stock certificates, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                    6.5.12.  Notice  of  Record  Date.  In  the  event:
                             ------------------------

                         6.5.12.1  that  the Company declares a dividend (or any
other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                         6.5.12.2  that  the  Company subdivides or combines its
outstanding  shares  of  Common  Stock;

                         6.5.12.3  of  any  rectification of the Common Stock of
the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; Or

                         6.5.12.4.  of the involuntary or voluntary dissolution,
liquidation or winding up of the Company then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten days prior to the record date specific in (A) below or twenty days before the date specified in (B) below, a notice stating

                              6.5.12.4.1  the  record  date  of  such  dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution subdivision or combination are to be determined, or

                              6.5.12.4.2  the  date  on  which  such
reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

               6.6. Forfeiture  of  the  Series  B Preferred Stock. Any Series B
                    ---------------------------------------------
Preferred Stock shall be canceled and forfeited forthwith, and all rights of any holder of such Series B Preferred Stock and any accrued and unpaid dividends thereon shall immediately terminate, if such Series B Preferred Stock is outstanding on November 30, 2004.

          7.   Stock  Rights  and Options. The Corporation shall have authority,
               --------------------------
as provided under the laws of the State of Nevada, to create and issue rights and options entitling the holders thereof to purchase shares of stock of the Corporation. The issuance of such rights and options, whether or not to directors, officers or employees of the Corporation or of any affiliate thereof and not to the stockholders generally, need not be approved or ratified by the stockholders of the Corporation or be authorized by or be consistent with a plan approved or ratified by the stockholders of the Corporation.

          8.   Directors  and  Officers.  The  number of persons to serve on the
               ------------------------
board of directors thereafter shall be fixed by the Bylaws, but the number of directors fixed by the Bylaws shall never be less than one.

          9.   Distributions  to  Stockholders.  The  hoard  of directors of the
               -------------------------------
corporation may from time to time, distribute to its stockholders, a portion of its assets, in cash or property, whether or not the distribution, after giving it effect would cause the Corporation's total assets to be less than the sum of the total liabilities plus the amount that would be needed, if dissolution were to occur at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is permitted hereunder on (i) financial statements prepared on the basis of accounting practices that are reasonable under the circumstances;
(ii) a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or (iii) any other method that is reasonable in the circumstances.

          10.  Director  and  Officer  Liability.  A director and officer of the
               ---------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for authorizing the unlawful distribution in violation of Section 78,300 of the Nevada General Corporation Law. If the Nevada General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. No amendment to the Nevada Revised Statutes that further limits the acts, omissions or transactions for which elimination or limitation of liability is permitted shall affect the liability of a director or officer for any act, omission or transaction which occurs prior to the effective date of such amendment.

Dated: December 11, 1998               RIGL Corporation
                --

                                       By:  /s/  Kevin  L.  Jones
                                          ----------------------------
                                          Kevin L. Jones, President


                                       By:  /s/  Peter  DeKrey
                                          ----------------------------
                                          Peter DeKrey, Secretary

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION FOR A NEVADA CORPORATION


1.   Name of corporation                RIGL Corporation
                         . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2.   Date of adoption of Amended and Restated Articles    December 11, 1998
                                                       . . . . . . . . . . . . .

3.   If the articles were amended, please indicate what changes have been made:
     (a)  Was there a name change?  Yes [ ] No [X] If yes, what is the new name?

          Not Amended Restated only
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (b) Did you change the resident agent? Yes [ ] No[X] If yes, please indicate the new resident agent and address.

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Please attach the resident agent acceptance certificate.
     (c) Did you change the purposes? Yes [ ] No [X] Did you add banking? [ ] Gaming? [ ] Insurance? [ ] None of these? [ ]
     (d) Did you change the capital stock? Yes [ ] No [X] If yes, what is the new capital stock?


           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (e) Did you change the directors? Yes [ ] No [X] If yes, indicate the change:


           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (f)  Did you add the directors liability provision?     Yes [ ]     No [X]
     (g)  Did you change the period of existence?     Yes [ ]     No [X]
          If yes, what is the new existence?

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

              Not Amended - Restated only
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


          Kevin L. Jones, President                               1/4/99
 . . . . . . . . . . . . . . . . . . . . . .             . . . . . . . . . . . .
          Name and Title of Officer                                Date


State of        Arizona
         . . . . . . . . . . . .
                                     ss.
County of       Maricopa
         . . . . . . . . . . . .

     On     January 4, 1999,   , personally appeared before me, a Notary Public,
         . . . . . . . . . . . .
   Kevin L. Jones,                                            , who acknowledged
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the he/she executed the above instrument.



--------------------------------
        Official Seal
      DIANE N. LEONARD
Notary Public - State of Arizona                  Diane N. Leonard
       MARICOPA COUNTY                 . . . . . . . . . . . . . . . . . . . .
  My Comm. Expires May 15, 2002                    Notary Public
--------------------------------
     (NOTARY STAMP OR SEAL)